Exhibit 99.1

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2025

SECOND QUARTER OPERATING RESULTS

•	Second quarter reported net sales increased 1.3 percent year-over-year to $1.67 billion, and internal sales increased 0.6 percent.

•

Delivered second quarter GAAP earnings of $0.30 per diluted share and adjusted earnings[1] of $0.47 per diluted share; both GAAP and adjusted earnings[1] were negatively impacted by the cybersecurity attack on Change Healthcare compared to the prior year.

•	Returned $96.2 million to shareholders in the form of cash dividends and share repurchases through the first six months of fiscal 2025.

•	Revises fiscal 2025 GAAP earnings guidance range to $1.83 to $1.93 per diluted share and adjusted earnings[1] guidance range to $2.25 to $2.35 per diluted share.

•	Company announces evaluation of strategic alternatives to maximize shareholder value.

St. Paul, Minn. — December 5, 2024 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported operating results for its fiscal 2025 second quarter ended October 26, 2024.

“Our second quarter results were mixed, given the challenging end market environment,” said Don Zurbay, President and CEO of Patterson Companies. “To support sustainable, long-term growth, we took dedicated cost management actions to optimize our operations, made targeted investments in complementary businesses and invested in enhancing our higher margin products and services. As we continue to execute on our strategy, we remain confident in the opportunities within our end markets and our ability to meet the evolving needs of our dental and animal health customers and to drive improved performance.”

Second Quarter Fiscal 2025 Results

Consolidated net sales were $1.67 billion (see attached Sales Summary for further details), an increase of 1.3 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, the net impact of an interest rate swap and contributions from recent acquisitions, increased 0.6 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the second quarter of fiscal 2025 was $26.8 million, or $0.30 per diluted share, compared to $40.0 million, or $0.42 per diluted share, in the second quarter of fiscal 2024. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, an inventory pre-payment write-off and a gain on the sale of an investment, totaled $41.8 million for the second quarter of fiscal 2025, or $0.47 per diluted share, compared to $47.3 million, or $0.50 per diluted share, in the second quarter of fiscal 2024. The year-over-year decrease in reported and adjusted net income attributable to Patterson Companies, Inc. in the second quarter of fiscal 2025 is related to lower sales of dental equipment and the continued negative impact of the widely reported cybersecurity attack on vendor Change Healthcare, within the value-added services category of the dental segment.

Patterson Dental

Reported net sales in the Dental segment for the second quarter of fiscal 2025 were $611.7 million. Internal sales decreased 2.3 percent compared to the fiscal 2024 second quarter. Internal sales of consumables increased 0.7 percent year-over-year. The deflationary impact of certain infection control products had a negligible impact on internal sales of dental consumables in the second quarter of fiscal 2025. Compared to the prior year period, internal sales of equipment decreased 7.5 percent. Internal sales of value-added services decreased 2.7 percent compared to the prior year period, primarily due to the negative impact of the cybersecurity attack on Change Healthcare.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Animal Health

Reported net sales in the Animal Health segment for the second quarter of fiscal 2025 were $1.05 billion. Internal sales increased 1.9 percent compared to the fiscal 2024 second quarter. Compared to the prior year period, internal sales of consumables increased 1.6 percent, equipment increased 1.4 percent and value-added services increased 17.1 percent.

Balance Sheet and Capital Allocation

During the first six months of fiscal 2025, Patterson Companies used $458.7 million of cash from operating activities and collected deferred purchase price receivables of $497.0 million, generating $38.4 million in cash, compared to generating $4.2 million during the first six months of fiscal 2024. Free cash flow1 (see definition below and attached free cash flow table) during the first six months of fiscal 2025 improved by $41.5 million compared to the first six months of fiscal 2024.

In the second quarter of fiscal 2025, Patterson Companies declared a quarterly cash dividend of $0.26 per share, returning $22.9 million to shareholders. During the first six months of fiscal 2025, Patterson Companies returned $96.2 million to shareholders in the form of cash dividends and share repurchases.

Year-to-Date Results

Consolidated reported net sales for the first six months of fiscal 2024 totaled $3.22 billion, a 0.4 percent year-over-year decrease. Internal sales for the first six months of fiscal 2025, which are adjusted for the effects of currency translation and the net impact of an interest rate swap, decreased 1.1 percent year-over-year. Through the first six months of fiscal 2025, Dental segment internal sales decreased 2.6 percent, including a 0.7 percent decrease in consumables, a 5.4 percent decline in equipment and a 4.6 percent decrease in value-added services. Through the first six months of fiscal 2025, Animal Health segment internal sales decreased 0.4 percent, including 0.7 percent decrease in consumables, a 1.0 percent decline in equipment and a 12.8 percent increase in value-added services.

Reported net income attributable to Patterson Companies, Inc. was $40.5 million, or $0.46 per diluted share, compared to $71.2 million, or $0.74 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, an inventory pre-payment write-off and a gain on the sale of an investment totaled $62.9 million, or $0.71 per diluted share, compared to $85.8 million, or $0.90 per diluted share, in the year-ago period.

Fiscal 2025 Guidance

Patterson Companies today revised its fiscal 2025 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.83 to $1.93 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.25 to $2.35 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $29.9 million ($0.34 per diluted share).

•	Integration and business restructuring expenses of $7.6 million ($0.09 per diluted share).

•	Inventory pre-payment write-off of $2.8 million ($0.03 per diluted share).

•	Investment gain of $2.9 million ($0.03 per diluted share).

Our guidance reflects the strength of our business and competitive positioning as well as completed and previously announced acquisitions. It does not include the impact of unplanned share repurchases, potential future acquisitions or similar transactions, impairments, restructuring and integration expenses not previously publicly disclosed, or amortization expense of acquired intangible assets. Our guidance assumes North American and international end market conditions consistent with current market conditions.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Strategic Review

Today the Company also announced that it is evaluating potential strategic alternatives to maximize shareholder value. Such alternatives may include, but are not limited to, a sale, merger, strategic business combination or other transaction. There can be no assurances that such evaluation will result in a transaction or that any transaction, if pursued, will be successfully completed. Patterson Companies does not intend to disclose further developments unless and until it is determined that further disclosure is appropriate.

1Non-GAAP Financial Measures

The term “internal sales” used in this release represents net sales adjusted for the effects of currency translation, the net impact of an interest rate swap and contributions from recent acquisitions. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales excluding the impact of foreign currency and an interest rate swap provides useful supplementary information to investors in light of fluctuations in these variables that are independent of our period-over-period performance.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely net sales, gross profit, operating expenses, operating income, other income (expense), net, income before taxes, income tax expense, net income, net loss attributable to noncontrolling interests, net income attributable to Patterson Companies, Inc., and diluted earnings per share attributable to Patterson Companies, Inc. for the impact of deal amortization, integration and business restructuring expenses, an interest rate swap, an inventory pre-payment write-off, and a gain on the sale of an investment along with any related tax effects of these items.

•	Deal amortization represents non-cash intangible amortization expense, primarily related to the acquisition of Animal Health International.

•

Integration and business restructuring expenses represent restructuring charges to better align our organization to current market opportunities. Restructuring activities resulted in pre-tax asset impairment charges of $6.9 million to write down assets related to certain software offerings and pre-tax severance charges of $3.3 million.

•

Interest rate swap — Our customer financing net sales include the impact of changes in interest rates on deferred purchase price receivables, as the average interest rate in our contract portfolio may not fluctuate at the same rate as interest rate markets, resulting in an increase or reduction of gain on contract sales.

We enter into an interest rate swap to hedge a portion of the related interest rate risk. These agreements do not qualify for hedge accounting, and the gains or losses on an interest rate swap are reported in other income and expense in our condensed consolidated statements of operation and other comprehensive income.

We present a non-GAAP adjustment to reclassify the mark-to-market adjustment on the interest rate swap from other income (expense) to net sales to align the swap impact with the impact on customer financing net sales. We believe adjusted net sales, adjusted gross profit and adjusted operating income, which include the gains and losses on the interest rate swap, provides additional comparability from period to period because they present the impact of interest rate fluctuations, net of the mark-to-market swap adjustment, within adjusted net sales. We note the net impact of interest rate fluctuations has a minimal impact on net income.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

•

Inventory pre-payment write-off represents the write-off of the remaining balance of a transaction initiated during the COVID-19 pandemic. The inventory prepayment was made in a period of supply chain disruptions and increased demand for PPE and does not represent our normal process for purchasing inventory. The remaining balance of the prepayment was determined to be uncollectible in the second quarter of fiscal 2025.

•	Gain on investment relates to the sale of our investment in VetSource.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Second Quarter Conference Call Webcast and Audio Replay

Patterson Companies’ fiscal 2025 second quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website.

An audio replay of the fiscal 2025 second quarter conference call will be available for one week. To access the audio replay, please pre-register at https://registrations.events/direct/Q4I672812531 to receive a unique access code to listen to the audio playback.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; adverse changes in supplier rebates or other purchasing incentives; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks inherent in our growing use of AI systems to automate processes and analyze data; adverse impacts of wide-spread public health concerns as we experienced with the COVID-19 pandemic and may experience in the future; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

MEDIA CONTACT:	Patterson Corporate Communications
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Net sales	$1,674,375	$1,652,772	$3,216,117	$3,229,517
Gross profit	328,092	339,026	640,701	658,081
Operating expenses	290,456	282,123	573,696	562,956

Operating income	37,636	56,903	67,005	95,125
Other income (expense):
Other income, net	9,705	7,096	11,419	18,997
Interest expense	(11,798)	(10,642)	(25,021)	(20,154)

Income before taxes	35,543	53,357	53,403	93,968
Income tax expense	8,847	13,502	13,068	22,983

Net income	26,696	39,855	40,335	70,985
Net loss attributable to noncontrolling interests	(73)	(103)	(149)	(207)

Net income attributable to Patterson Companies, Inc.	$26,769	$39,958	$40,484	$71,192

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.30	$0.42	$0.46	$0.75

Diluted	$0.30	$0.42	$0.46	$0.74

Weighted average shares:
Basic	88,158	94,710	88,142	95,127
Diluted	88,663	95,156	88,724	95,722
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 26, 2024	April 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$157,935	$114,462
Receivables, net	532,038	547,287
Inventory, net	823,689	782,898
Prepaid expenses and other current assets	328,355	334,116

Total current assets	1,842,017	1,778,763
Property and equipment, net	225,354	229,081
Operating lease right-of-use assets, net	124,881	122,295
Goodwill and identifiable intangibles, net	341,242	349,589
Investments	85,962	166,320
Long-term receivables, net and other	226,146	250,684

Total assets	$2,845,602	$2,896,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$731,259	$745,375
Other accrued liabilities	220,312	245,610
Operating lease liabilities	33,865	32,815
Current maturities of long-term debt	125,000	122,750
Borrowings on revolving credit	234,000	186,000

Total current liabilities	1,344,436	1,332,550
Long-term debt	325,396	328,911
Non-current operating lease liabilities	94,294	92,464
Other non-current liabilities	118,027	141,075

Total liabilities	1,882,153	1,895,000
Stockholders’ equity	963,449	1,001,732

Total liabilities and stockholders’ equity	$2,845,602	$2,896,732

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 26, 2024	October 28, 2023
Operating activities:
Net income	$40,335	$70,985
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	45,640	42,836
Stock-based compensation	12,432	11,650
Non-cash (gains) losses and other, net	(9,369)	3,166
Change in assets and liabilities:
Receivables	(455,290)	(487,186)
Inventory	(36,665)	(67,416)
Accounts payable	(20,864)	(30,911)
Accrued liabilities	(28,918)	(24,908)
Other changes from operating activities, net	(5,976)	(3,492)

Net cash used in operating activities	(458,675)	(485,276)
Investing activities:
Additions to property and equipment and software	(26,195)	(33,467)
Collection of deferred purchase price receivables	497,029	489,452
Payments related to acquisitions, net of cash acquired	(7,897)	(1,108)
Sale of investment	86,408	—

Net cash provided by investing activities	549,345	454,877
Financing activities:
Dividends paid	(46,219)	(50,331)
Repurchases of common stock	(50,000)	(90,491)
Payments on long-term debt	(1,500)	(1,500)
Draw on revolving credit	48,000	125,000
Other financing activities	850	4,141

Net cash used in financing activities	(48,869)	(13,181)
Effect of exchange rate changes on cash	1,672	(2,203)

Net change in cash and cash equivalents	43,473	(45,783)
Cash and cash equivalents at beginning of period	114,462	159,669

Cash and cash equivalents at end of period	$157,935	$113,886

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 26, 2024	October 28, 2023	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,347,208	$1,319,363	2.1%	0.6%	—%	—%	1.5%
Equipment	215,735	230,293	(6.3)	—	—	—	(6.3)
Value-added services and other	111,432	103,116	8.1	0.4	3.5	—	4.2

Total	$1,674,375	$1,652,772	1.3%	0.5%	0.2%	—%	0.6%

Dental
Consumable	$348,908	$346,492	0.7%	—%	—%	—%	0.7%
Equipment	185,153	200,127	(7.5)	—	—	—	(7.5)
Value-added services and other	77,621	79,762	(2.7)	—	—	—	(2.7)

Total	$611,682	$626,381	(2.3)%	—%	—%	—%	(2.3)%

Animal Health
Consumable	$998,300	$972,871	2.6%	0.9%	—%	0.1%	1.6%
Equipment	30,582	30,166	1.4	—	—	—	1.4
Value-added services and other	25,706	21,585	19.1	1.9	—	0.1	17.1

Total	$1,054,588	$1,024,622	2.9%	0.9%	—%	0.1%	1.9%

Corporate
Value-added services and other	$8,105	$1,769	n/m	—%	n/m	—%	62.0%

Total	$8,105	$1,769	n/m	—%	n/m	—%	62.0%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 26, 2024	October 28, 2023	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Six Months Ended
Consolidated net sales
Consumable	$2,625,621	$2,635,088	(0.4)%	0.3%	—%	—%	(0.7)%
Equipment	375,021	394,264	(4.9)	(0.1)	—	—	(4.8)
Value-added services and other	215,475	200,165	7.6	0.2	7.0	—	0.4

Total	$3,216,117	$3,229,517	(0.4)%	0.2%	0.5%	—%	(1.1)%

Dental
Consumable	$693,025	$698,539	(0.8)%	(0.1)%	—%	—%	(0.7)%
Equipment	319,011	337,676	(5.5)	(0.1)	—	—	(5.4)
Value-added services and other	150,003	157,466	(4.7)	(0.1)	—	—	(4.6)

Total	$1,162,039	$1,193,681	(2.7)%	(0.1)%	—%	—%	(2.6)%

Animal Health
Consumable	$1,932,596	$1,936,549	(0.2)%	0.5%	—%	—%	(0.7)%
Equipment	56,010	56,588	(1.0)	—	—	—	(1.0)
Value-added services and other	48,395	42,475	13.9	1.1	—	—	12.8

Total	$2,037,001	$2,035,612	0.1%	0.5%	—%	—%	(0.4)%

Corporate
Value-added services and other	$17,077	$224	n/m	—%	n/m	—%	28.8%

Total	$17,077	$224	n/m	—%	n/m	—%	28.8%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Operating income (loss)
Dental	$33,660	$55,277	$60,718	$93,947
Animal Health	29,621	26,346	54,988	56,039
Corporate	(25,645)	(24,720)	(48,701)	(54,861)

Total	$37,636	$56,903	$67,005	$95,125

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 26, 2024	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$1,674,375	$—	$—	$(724)	$—	$—	$1,673,651
Gross profit	328,092	—	6,947	(724)	—	—	334,315
Operating expenses	290,456	(9,729)	(3,262)	—	(3,797)	—	273,668

Operating income	37,636	9,729	10,209	(724)	3,797	—	60,647
Other income (expense), net	(2,093)	—	—	724	—	(3,803)	(5,172)

Income before taxes	35,543	9,729	10,209	—	3,797	(3,803)	55,475
Income tax expense	8,847	2,304	2,571	—	949	(951)	13,720

Net income	26,696	7,425	7,638	—	2,848	(2,852)	41,755
Net loss attributable to noncontrolling interests	(73)	—	—	—	—	—	(73)

Net income attributable to Patterson Companies, Inc.	$26,769	$7,425	$7,638	$—	$2,848	$(2,852)	$41,828

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.30	$0.08	$0.09	$—	$0.03	$(0.03)	$0.47

Gross margin	19.6%						20.0%
Operating margin	2.2%						3.6%
Effective tax rate	24.9%						24.7%
For the three months ended October 28, 2023	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$1,652,772	$—	$—	$2,786	$—	$—	$1,655,558
Gross profit	339,026	—	—	2,786	—	—	341,812
Operating expenses	282,123	(9,628)	—	—	—	—	272,495

Operating income	56,903	9,628	—	2,786	—	—	69,317
Other income (expense), net	(3,546)	—	—	(2,786)	—	—	(6,332)

Income before taxes	53,357	9,628	—	—	—	—	62,985
Income tax expense	13,502	2,305	—	—	—	—	15,807

Net income	39,855	7,323	—	—	—	—	47,178
Net loss attributable to noncontrolling interests	(103)	—	—	—	—	—	(103)

Net income attributable to Patterson Companies, Inc.	$39,958	$7,323	$—	$—	$—	$—	$47,281

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.42	$0.08	$—	$—	$—	$—	$0.50

Gross margin	20.5%						20.6%
Operating margin	3.4%						4.2%
Effective tax rate	25.3%						25.1%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 26, 2024	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$3,216,117	$—	$—	$(4,479)	$—	$—	$3,211,638
Gross profit	640,701	—	6,947	(4,479)	—	—	643,169
Operating expenses	573,696	(19,368)	(3,262)	—	(3,797)	—	547,269

Operating income	67,005	19,368	10,209	(4,479)	3,797	—	95,900
Other income (expense), net	(13,602)	—	—	4,479	—	(3,803)	(12,926)

Income before taxes	53,403	19,368	10,209	—	3,797	(3,803)	82,974
Income tax expense	13,068	4,609	2,571	—	949	(951)	20,246

Net income	40,335	14,759	7,638	—	2,848	(2,852)	62,728
Net loss attributable to noncontrolling interests	(149)	—	—	—	—	—	(149)

Net income attributable to Patterson Companies, Inc.	$40,484	$14,759	$7,638	$—	$2,848	$(2,852)	$62,877

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.46	$0.17	$0.09	$—	$0.03	$(0.03)	$0.71

Gross margin	19.9%						20.0%
Operating margin	2.1%						3.0%
Effective tax rate	24.5%						24.4%
For the six months ended October 28, 2023	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$3,229,517	$—	$—	$9,561	$—	$—	$3,239,078
Gross profit	658,081	—	—	9,561	—	—	667,642
Operating expenses	562,956	(19,254)	—	—	—	—	543,702

Operating income	95,125	19,254	—	9,561	—	—	123,940
Other income (expense), net	(1,157)	—	—	(9,561)	—	—	(10,718)

Income before taxes	93,968	19,254	—	—	—	—	113,222
Income tax expense	22,983	4,609	—	—	—	—	27,592

Net income	70,985	14,645	—	—	—	—	85,630
Net loss attributable to noncontrolling interests	(207)	—	—	—	—	—	(207)

Net income attributable to Patterson Companies, Inc.	$71,192	$14,645	$—	$—	$—	$—	$85,837

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.74	$0.15	$—	$—	$—	$—	$0.90

Gross margin	20.4%						20.6%
Operating margin	2.9%						3.8%
Effective tax rate	24.5%						24.4%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended
	October 26, 2024	October 28, 2023
Net cash used in operating activities	$(458,675)	$(485,276)
Additions to property and equipment and software	(26,195)	(33,467)
Collection of deferred purchase price receivables	497,029	489,452

Free cash flow	$12,159	$(29,291)